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                                                                      EXHIBIT 23


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated January 30, 1997, accompanying the consolidated financial statements and schedule included in the Annual Report of K.Swiss Inc. On Form 10-K for the year ended December 31, 1996. We hereby consent to the incorporation by reference of said report in the Registration Statements of K.Swiss Inc. each on form S-8 (File No. 33-36505, effective August 23, 1990, File No. 33-77258, effective April 4, 1994 and File No. 33-95650, effective August 10, 1995).


/s/ GRANT THORNTON LLP



LOS ANGELES, CALIFORNIA
JANUARY 30, 1997

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